                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2001

                         OAK TREE MEDICAL SYSTEMS, INC.
            ---------------------------------------------------------
               (Exact name of Registrant as specified in charter)

---------------------------- --------------------------- -----------------------
         Delaware                       0-16206                 02-0401674
---------------------------- --------------------------- -----------------------
(State or other jurisdiction       (Commission File           (IRS Employer
   of incorporation)                  Number)             Identification Number)
---------------------------- --------------------------- -----------------------

           901 NE 125th Street, Suite 120, North Miami, Florida 33161
  ----------------------------------------------------------------------------
                     (Address of Principal Executive Office)

                                 (305) 891-7389
                           --------------------------
               (Registrant's telephone number including area code)

         10155 Collins Avenue, Bal Harbour, Florida 33154 (305) 868-3388
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

     On October 16, 2001, the Company and its subsidiary, Oak Tree Spirits,
Inc., entered into a Merger Agreement with International Importers, Inc.
("Importers") and its stockholders whereby Importers merged with and into the
Company. The merger marks a change in direction for the business of the Company in the wine and spirits industry and as a result, the Company will seek to amend its name to more properly represent the new business of the Company. The Company will file an Information Statement to meet the requirements of the Exchange Act of 1934, as amended.

Item 6.    Resignations of Registrant's Directors

     As a result of the merger, new officers were elected and the Company accepted the resignations of Henry Dubbin, President and Director and Fred
Singer, Vice President and Director. The Company elected the following individuals to serve in the following capacities:

                  Allen Salzman           Chief Executive Officer
                  Harvey Bronstein        President
                  Wendy Blotner           Vice President, Secretary
                  Marvin Ribotsky         Vice President, Chairman of the Board
                                             of Directors

     The election of the above individuals and their complete backgrounds will be disclosed to the shareholders pursuant to an Information Statement to be filed with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OAK TREE MEDICAL SYSTEMS, INC.

Date: November 14, 2001            By:  /s/  Marvin Ribotsky
                                   ------------------------------------
                                   Marvin Ribotsky, Vice President and Director